                                                                   Exhibit 99.1

F.N.B. Corporation First Quarter 2004 Earnings                     Page 1 of 3

FOR RELEASE AT 5:00 P.M. EDT APRIL 19, 2004

www.fnbcorporation.com


F.N.B. CORPORATION ANNOUNCES FIRST QUARTER 2004 EARNINGS

HERMITAGE, PA, April 19, 2004 - F.N.B. Corporation (NYSE:FNB), a diversified financial services company, today reported first quarter 2004 net income of $16.2 million or $.34 per diluted share. This compares to net income from continuing operations of $14.6 million or $.31 per diluted share for the first quarter of 2003 and $6.2 million or $.13 per diluted share for the last quarter of 2003. This year's first quarter earnings include a gain on the previously announced sale of two branches totaling $2.7 million after tax, while the fourth quarter of 2003 included after-tax restructuring charges of $6.1 million, related to the spin-off of the Florida operations.

"At the end of the first quarter since the spin-off of our Florida operations, we are pleased to be on track to meet the performance goals we set in January," said Stephen J. Gurgovits, President and CEO of F.N.B. "This has been a time of transition during which we've concentrated on the re-establishment of F.N.B.'s strategic focus back to its core markets in western Pennsylvania and eastern Ohio."

The strength in the Corporation's first quarter 2004 earnings can be found in a stabilized net interest income, solid fee income performance from non-traditional sources, successful execution of an expense reduction plan, and continued strong asset quality. Results for the first quarter of 2004 reflect a return on equity of 26.8% and a return on assets of 1.4%.

Revenue for the quarter, consisting of tax equivalent net interest income plus non-interest income, totaled $63.6 million, compared to $58.1 million last quarter. Net interest income increased, driven by growth in earning assets, and was partially offset by a decline in earning asset yields. The net interest margin for the quarter was 4.04% versus 4.05% last quarter.

Non-interest income for the first quarter was $20.8 million, up $5.0 million from the fourth quarter last year, and includes the $4.1 million gain on the sale of two branches. The Corporation's fee income from insurance and wealth management activities increased $1.1 million or 25% over the previous quarter. Contingent fee income from insurance operations, unique to the first quarter of each year, contributed $.5 million to this improvement. Increased sales of annuities and mutual funds through the branch network contributed an additional $.5 million to fee income, representing a 52% increase from the last quarter. Trust income rose 10% from the fourth quarter last year and gains on the sale of securities were up $.4 million from the same period.

"The growth in fee income from such non-traditional sources as insurance and wealth management reflects both a trend in new investment options, as well as strategic sales and marketing efforts by the insurance and wealth management divisions," noted Gurgovits.

Non-interest expense totaled $34.6 million for the first quarter 2004, a reduction of $9.3 million from last quarter. This reduction in expenses reflects $8.8 million in restructuring charges related to the spin-off of the Florida operations and the full implementation of the cost reduction initiatives undertaken in the second half of 2003. To best understand the complete impact of the restructuring, one should compare this quarter's non-interest expenses to first quarter 2003, in which non-interest expenses totaled $37.3 million. The Corporation realized an expense reduction of $2.7 million, or 7.2%, quarter over quarter. The efficiency ratio was 53.6% and benefited 3.7% from the gain on the sale of branches.

Credit quality remained solid during the quarter. Because the provision for loan losses, at $4.6 million, exceeded net charge-offs, the allowance for loan losses increased to 1.43% of total loans.





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F.N.B. Corporation First Quarter 2004 Earnings                     Page 2 of 3


Non-performing assets to total assets were .72% versus .69% last quarter. Annualized net charge-offs were .56% of average loans compared to .59% in the fourth quarter last year.

Loans grew slightly on a linked quarter basis. While commercial loans increased 3%, this growth was offset by a planned 5.9% reduction in the indirect loan and lease portfolios. The sale of the two branches in February reduced deposits $40 million and loans outstanding $8 million. Capital ratios remained strong, well in excess of the measures of capitalization required by regulators.

In January, members of the Board of Directors and senior management celebrated the listing of the Corporation's stock on the New York Stock Exchange by ringing the opening bell. Of special significance to shareholders in February was the declaration by the Board of Directors of a cash dividend of $.23 per common share in the quarter.

"Once again, F.N.B. has delivered on its commitment to provide investors with excellent value," said Gurgovits. "F.N.B.'s dividend yield is among the highest dividend yields for banks our size and represents a payout ratio of 65%."

In March 2004, Regency Finance, F.N.B.'s consumer finance subsidiary, entered into a definitive agreement to purchase eight consumer finance offices in the greater Columbus, Ohio region. This purchase brings the total number of Regency offices to 56. The value of the loans purchased is approximately $10 million. This transaction is expected to close on April 30, 2004.

The Corporation will hold its Annual Meeting on May 12, 2004 at 4:00 p.m. in the Howard Miller Student Center at Thiel College in Greenville, PA. Shareholders of record on March 3, 2004 will be entitled to vote at the meeting.

The Corporation will host a conference call on Tuesday, April 20, 2004, at 11:00 a.m. (EDT) to discuss the first quarter 2004 results. Interested parties may access the conference call by dialing 1-800-346-7359 with the entry code #3044. Replays of the call will be available until April 27 by calling 1-800-332-6854 and using the above entry code, 3044. A transcript of the conference call will also be available on the Corporation's web site www.fnbcorporation.com.

ABOUT F.N.B. CORPORATION:

F.N.B. Corporation, headquartered in Hermitage, PA has total assets of $4.6 billion. F.N.B. is a leading provider of banking, wealth management, insurance, and consumer finance services in western Pennsylvania and eastern Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, F.N.B. Investment Advisors, Inc., First National Insurance Agency, Inc., and Regency Finance Company. It also operates consumer finance offices in Tennessee.

Mergent Inc., a leading provider of business and financial information on publicly traded companies, has recognized F.N.B. as a Dividend Achiever. This annual recognition is based on the Corporation's outstanding record of increased dividend performance. The Corporation has consistently increased dividend payments for 30 consecutive years.

On January 1, 2004, F.N.B. completed a previously announced spin-off of its Florida operations into a new publicly traded company.

The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol FNB.

                                      # # #

This document contains "forward-looking statements" relating to present or future trends or factors affecting the banking industry and specifically the financial operations, markets and products of F.N.B. Corporation. These forward-looking statements involve certain risks and


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F.N.B. Corporation First Quarter 2004 Earnings                     Page 3 of 3

uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance or those projected. These include, but are not limited to: (1) a significant increase in competitive pressures among depository institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which F.N.B. is engaged; or (6) changes in the securities markets. F.N.B. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this release.

Financial Statements Follow
                                             MEDIA CONTACT:        Kathryn Lima
                                                                   724-981-4318
                                                            724-301-6984 (cell)
                                      ANALYSTS/INSTITUTIONAL INVESTORS CONTACT:
                                                                    John Waters
                                                                   239-514-2643
                                                            239-272-6495 (cell)
                                               INDIVIDUAL SHAREHOLDERS CONTACT:
                                             Shareholder Services, 888-441-4362

F.N.B. CORPORATION
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
(Unaudited)

                                                    2004                        2003                  1ST QTR 2004 - 1ST QTR 2004 -
                                                 -----------        ------------------------------     4TH QTR 2003   1ST QTR 2003
                                                    First             Fourth              First           Percent       Percent
STATEMENT OF EARNINGS                              Quarter            Quarter            Quarter          Variance      Variance
---------------------                            -----------        -----------        -----------        --------      --------
Interest income - taxable equivalent basis       $    62,573        $    62,988        $    67,262           -0.7          -7.0

Interest income                                  $    61,976        $    62,508        $    66,547           -0.9          -6.9
Interest expense                                      19,771             20,649             21,394           -4.3          -7.6
                                                 -----------        -----------        -----------
      Net interest income                             42,205             41,859             45,153            0.8          -6.5
Provision for loan losses                              4,622              4,840              4,127           -4.5          12.0
                                                 -----------        -----------        -----------
      Net interest income after provision             37,583             37,019             41,026            1.5          -8.4

Service charges                                        8,056              8,465              8,425           -4.8          -4.4
Insurance commissions and fees                         2,406              1,903              2,386           26.4           0.8
Securities commissions and fees                        1,341                880              1,041           52.4          28.8
Trust income                                           1,873              1,705              1,769            9.9           5.9
Gain on sale of securities                               445                 62                382          617.7          16.5
Gain on sale of loans                                    267                298                782          -10.4         -65.9
Gain on sale of branches                               4,135               --                 --               *             *
Other                                                  2,246              2,482              2,147           -9.5           4.6
                                                 -----------        -----------        -----------
      Total non-interest income                       20,769             15,795             16,932           31.5          22.7

Salaries and employee benefits                        18,254             21,936             20,001          -16.8          -8.7
Occupancy and equipment                                5,732              8,409              6,536          -31.8         -12.3
Amortization of intangibles                              519                543                543           -4.4          -4.4
Other                                                 10,106             13,068             10,209          -22.7          -1.0
                                                 -----------        -----------        -----------
      Total non-interest expense                      34,611             43,956             37,289          -21.3          -7.2

Income before income taxes                            23,741              8,858             20,669          168.0          14.9
Income taxes                                           7,519              2,684              6,060          180.1          24.1
                                                 -----------        -----------        -----------
      Income from continuing operations               16,222              6,174             14,609          162.7          11.0
      Net income from discontinued operations           --                4,147              8,719             *             *
                                                 -----------        -----------        -----------
           NET INCOME                            $    16,222        $    10,321        $    23,328           57.2         -30.5
                                                 ===========        ===========        ===========

     Basic earnings per share:
        Continuing operations                    $      0.35        $      0.13        $      0.32          169.2           9.4
        Discontinued operations                         --                 0.09               0.19             *             *
                                                 -----------        -----------        -----------
        Net income                               $      0.35        $      0.22        $      0.51           59.1         -30.0
                                                 ===========        ===========        ===========

     Diluted earnings per share
        Continuing operations                    $      0.34        $      0.13        $      0.31          161.5           9.7
        Discontinued operations                         --                 0.09               0.19             *             *
                                                 -----------        -----------        -----------
        Net income                               $      0.34        $      0.22        $      0.50           54.5         -32.0
                                                 ===========        ===========        ===========

Average basic shares outstanding                  46,173,243         46,126,779         46,043,113            0.1           0.3
Average diluted shares outstanding                47,067,603         47,038,550         46,895,439            0.1           0.4

PERFORMANCE RATIOS
Return on average shareholders' equity (1)             26.77%              6.78%             15.58%
Return on average assets (1)                            1.41%              0.50%              1.33%
Net interest margin (FTE)                               4.04%              4.05%              4.76%
Yield on earning assets (FTE)                           5.91%              6.02%              6.98%
Efficiency ratio (FTE)                                 53.63%             74.68%             58.51%


(1) Effective January 1, 2004, F.N.B. Corporation spun-off its Florida operations into a separate, independent public company. As a result of the spin-off, the Florida operations' 2003 earnings have been classified as discontinued operations on the consolidated income statement and assets and liabilities related to these discontinued operations have been disclosed separately on the consolidated balance sheets for 2003. In addition, note that the return on average equity, return on average assets, shareholders' equity and tangible equity for 2003 are based on F.N.B. Corporation including discontinued operations.

Per share amounts and shares outstanding have been restated for the 5% stock dividend declared on April 28, 2003.

*Percent variance not meaningful
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F.N.B. CORPORATION
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

                                                    2004                        2003                  1ST QTR 2004 - 1ST QTR 2004 -
                                                 -----------        ------------------------------     4TH QTR 2003   1ST QTR 2003
                                                    First             Fourth              First           Percent       Percent
AVERAGE BALANCES                                   Quarter            Quarter            Quarter          Variance      Variance
---------------------                            -----------        -----------        -----------        --------      --------
Total assets                                   $4,631,044         $8,255,478         $7,125,930            -43.9          -35.0
Assets of discontinued operations                    --            3,721,345          2,807,959               *              *
Earning assets                                  4,249,915          4,148,147          3,909,566              2.5            8.7
Securities                                        986,621            895,542            694,391             10.2           42.1
Loans, net of unearned                          3,262,547          3,252,131          3,213,937              0.3            1.5
Allowance for loan losses                          47,190             46,710             47,404              1.0           -0.5
Intangibles                                        37,527             38,184             42,220             -1.7          -11.1

Deposits and repos                              3,466,522          3,512,612          3,338,261             -1.3            3.8
Short-term borrowings                             265,481            249,115            156,771              6.6           69.3
Long-term debt                                    457,520            425,671            425,201              7.5            7.6
Trust preferred securities                        128,866            126,737              7,512               *              *
Liabilities of discontinued operations               --            3,276,047          2,529,974               *              *
Shareholders' equity (1)                          243,738            604,312            607,358            -59.7          -59.9

ASSET QUALITY DATA (CONTINUING OPERATIONS)
Non-accrual loans                              $   24,158         $   22,449         $   21,404              7.6           12.9
Restructured loans                                  5,823              5,719              5,975              1.8           -2.5
                                               ----------         ----------         ----------
Non-performing loans                               29,981             28,168             27,379              6.4            9.5
Other real estate owned                             3,354              3,109              2,567              7.9           30.7
                                               ----------         ----------         ----------
Non-performing assets                          $   33,335         $   31,277         $   29,946              6.6           11.3
                                               ==========         ==========         ==========

Net loan charge-offs                           $    4,534         $    4,823         $    4,485             -6.0            1.1
Allowance for loan losses                          46,227             46,139             46,625              0.2           -0.9

Non-performing loans / total loans                   0.93%              0.86%              0.86%
Non-performing assets / total assets                 0.72%              0.69%              0.67%
Allowance for loan losses / total loans              1.43%              1.42%              1.46%
Allowance for loan losses /
     non-performing loans                          154.19%            163.80%            170.29%
Net loan charge-offs (annualized) /
    average loans                                    0.56%              0.59%              0.57%

BALANCES AT PERIOD END
Total assets                                   $4,635,436         $8,308,310         $8,078,010            -44.2          -42.6
Assets of discontinued operations                    --            3,751,136          3,634,361               *              *
Earning assets                                  4,261,553          4,164,481          4,036,589              2.3            5.6
Securities                                      1,018,183            902,697            814,585             12.8           25.0
Mortgage loans held for sale                        2,865              1,435             18,340             99.7          -84.4
Loans, net of unearned                          3,240,065          3,259,197          3,200,866             -0.6            1.2
Goodwill                                           28,940             28,710             27,893              0.8            3.8

Deposits and repos                              3,437,776          3,549,389          3,401,105             -3.1            1.1
Short-term borrowings                             279,943            123,087            250,546            127.4           11.7
Long-term debt                                    473,645            455,942            426,587              3.9           11.0
Trust preferred securities                        128,866            128,866            125,000               *              *
Liabilities of discontinued operations               --            3,386,021          3,211,402               *              *
Shareholders' equity (1)                          250,044            606,909            608,641            -58.8          -58.9

Book value per common share (1)                      5.40              13.10              13.17            -58.8          -59.0
Tangible book value per common share (1)             4.56               8.28               8.56            -44.9          -46.7

*Percent variance not meaningful